Exhibit 99.1

Investor Contact:	Media Contact:
Susannah Livingston	media@sprouts.com
(602) 682-1584
susannahlivingston@sprouts.com
Sprouts Farmers Market, Inc. Reports First Quarter 2024 Results
PHOENIX, Ariz. – (Business Wire) – May 1, 2024 – Sprouts Farmers Market, Inc. (Nasdaq: SFM) today reported results for the 13-week first quarter ended March 31, 2024.
"We were pleased with our impressive financial results this quarter, with strength in comparable store sales, traffic, and ecommerce," said Jack Sinclair, chief executive officer of Sprouts Farmers Market. "These outcomes highlight the effectiveness of our strategy and the exceptional execution by our team members across the country. We are reinforcing our position as a leading specialty food retailer as we build new stores in line with our growth plans.”
First Quarter Highlights:
•Net sales totaled $1.9 billion; a 9% increase from the same period in 2023
•Comparable store sales growth of 4.0%
•Diluted earnings per share of $1.12; compared to diluted earnings per share of $0.73 and Adjusted diluted earnings per share of $0.98(1) in the same period in 2023
•Opened 7 new stores, resulting in 414 stores in 23 states as of March 31, 2024

(1)Adjusted diluted earnings per share, a non-GAAP financial measure, excludes the impact of certain special items. For the first quarter ended March 31, 2024, there were no adjustments due to special items. See the “Non-GAAP Financial Measures” section of this release for additional information about this item.
Leverage and Liquidity in First Quarter 2024
•Ended the quarter with $312 million in cash and cash equivalents and a $125 million balance on its $700 million revolving credit facility
•Repurchased 958 thousand shares of common stock for a total investment of $60 million, excluding excise tax
•Generated cash from operations of $220 million and invested $46 million in capital expenditures, net of landlord reimbursement, year-to-date thru March 31, 2024
Second Quarter and Full-Year 2024 Outlook
The following provides information on our second quarter 2024 outlook:
•Comparable store sales growth: 3% to 4%
•Adjusted diluted earnings per share: $0.75 to $0.79
The following provides information on our full-year 2024 outlook:
•Net sales growth: 7% to 8%
•Comparable store sales growth: 2.5% to 3.5%

•Adjusted EBIT: $415 million to $425 million
•Adjusted diluted earnings per share: $3.05 to $3.13
•Unit growth: Approximately 35 new stores
•Capital expenditures (net of landlord reimbursements): $225 million to $245 million
First Quarter 2024 Conference Call
Sprouts will hold a conference call at 5:00 p.m. Eastern Time on Wednesday, May 1, 2024, during which Sprouts executives will further discuss first quarter 2024 financial results.
A webcast of the conference call will be available through Sprouts’ investor relations webpage, accessible via the following link. Participants should register on the website approximately ten minutes prior to the start of the webcast.
A webcast replay will be available at approximately 8:00 p.m. Eastern Time on May 1, 2024. This can be accessed with the following link.
Important Information Regarding Outlook
There is no guarantee that Sprouts will achieve its projected financial expectations, which are based on management estimates, currently available information and assumptions that management believes to be reasonable. These expectations are inherently subject to significant economic, competitive and other uncertainties and contingencies, many of which are beyond the control of management. See “Forward-Looking Statements” below.
Forward-Looking Statements
Certain statements in this press release are forward-looking as defined in the Private Securities Litigation Reform Act of 1995. Any statements contained herein that are not statements of historical fact (including, but not limited to, statements to the effect that Sprouts Farmers Market or its management "anticipates," "plans," "estimates," "expects," or "believes," or the negative of these terms and other similar expressions) should be considered forward-looking statements, including, without limitation, statements regarding the company’s outlook, growth, opportunities and long-term strategy. These statements involve certain risks and uncertainties that may cause actual results to differ materially from expectations as of the date of this release. These risks and uncertainties include, without limitation, the company’s ability to execute on its long-term strategy; the company’s ability to successfully compete in its competitive industry; the company’s ability to successfully open new stores; the company’s ability to manage its growth; the company’s ability to maintain or improve its operating margins; the company’s ability to identify and react to trends in consumer preferences; product supply disruptions; equipment supply disruptions; general economic conditions that impact consumer spending or result in competitive responses; accounting standard changes; the current inflationary environment and future potential inflationary and/or deflationary trends; and other factors as set forth from time to time in the company’s Securities and Exchange Commission filings, including, without limitation, the company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. The company intends these forward-looking statements to speak only as of the time of this release and does not undertake to update or revise them as more information becomes available, except as required by law.
Corporate Profile
True to its farm-stand heritage, Sprouts offers a unique grocery experience featuring an open layout with fresh produce at the heart of the store. Sprouts inspires wellness naturally with a carefully curated assortment of better-for-you products paired with purpose-driven people. The healthy grocer continues to bring the latest in wholesome, innovative products made with lifestyle-friendly ingredients such as organic, plant-based and gluten-free. Headquartered in Phoenix, and one of the largest and fastest growing specialty retailers of fresh, natural and organic food in the United States, Sprouts employs approximately 32,000 team members and operates more than 410 stores in 23 states nationwide. To learn more about Sprouts, and the good it brings communities, visit about.sprouts.com.

SPROUTS FARMERS MARKET, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	Thirteen weeks ended
	March 31, 2024	April 2, 2023
Net sales	$1,883,808	$1,733,310
Cost of sales	1,161,495	1,083,248
Gross profit	722,313	650,062
Selling, general and administrative expenses	539,771	486,195
Depreciation and amortization (exclusive of depreciation included in cost of sales)	32,232	34,068
Store closure and other costs, net	2,044	28,277
Income from operations	148,266	101,522
Interest expense, net	818	2,220
Income before income taxes	147,448	99,302
Income tax provision	33,348	23,142
Net income	$114,100	$76,160
Net income per share:
Basic	$1.13	$0.73
Diluted	$1.12	$0.73
Weighted average shares outstanding:
Basic	101,071	103,827
Diluted	102,024	104,876

SPROUTS FARMERS MARKET, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

	March 31, 2024	December 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$312,276	$201,794
Accounts receivable, net	36,306	30,313
Inventories	316,202	323,198
Prepaid expenses and other current assets	32,710	48,467
Total current assets	697,494	603,772
Property and equipment, net of accumulated depreciation	809,481	798,707
Operating lease assets, net	1,363,341	1,322,854
Intangible assets	208,060	208,060
Goodwill	381,750	381,741
Other assets	12,289	12,294
Total assets	$3,472,415	$3,327,428
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$201,434	$179,927
Accrued liabilities	190,217	164,887
Accrued salaries and benefits	57,084	74,752
Accrued income tax	8,869	—
Current portion of operating lease liabilities	127,255	126,271
Current portion of finance lease liabilities	1,089	1,032
Total current liabilities	585,948	546,869
Long-term operating lease liabilities	1,441,068	1,399,676
Long-term debt and finance lease liabilities	133,375	133,685
Other long-term liabilities	37,557	36,270
Deferred income tax liability	63,440	62,381
Total liabilities	2,261,388	2,178,881
Commitments and contingencies
Stockholders’ equity:
Undesignated preferred stock; $0.001 par value; 10,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.001 par value; 200,000,000 shares authorized, 100,802,152 shares issued and outstanding, March 31, 2024; 101,211,984 shares issued and outstanding, December 31, 2023	101	101
Additional paid-in capital	783,593	774,834
Retained earnings	427,333	373,612
Total stockholders’ equity	1,211,027	1,148,547
Total liabilities and stockholders’ equity	$3,472,415	$3,327,428

SPROUTS FARMERS MARKET, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
(IN THOUSANDS)

	Thirteen weeks ended
	March 31, 2024	April 2, 2023
Operating activities
Net income	$114,100	$76,160
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	34,522	34,912
Operating lease asset amortization	32,303	30,696
Impairment of assets	—	27,845
Share-based compensation	6,477	3,852
Deferred income taxes	1,072	(386)
Other non-cash items	496	14
Changes in operating assets and liabilities, net of effects from acquisition:
Accounts receivable	8,601	6,241
Inventories	6,996	5,400
Prepaid expenses and other current assets	14,691	9,528
Other assets	924	2,609
Accounts payable	28,899	27,006
Accrued liabilities	17,642	(2,024)
Accrued salaries and benefits	(17,667)	(13,712)
Accrued income tax	8,869	5,456
Operating lease liabilities	(36,580)	(33,956)
Other long-term liabilities	(1,650)	179
Cash flows from operating activities	219,695	179,820
Investing activities
Purchases of property and equipment	(51,241)	(47,044)
Payments for acquisition, net of cash acquired	—	(13,042)
Cash flows used in investing activities	(51,241)	(60,086)
Financing activities
Payments on revolving credit facilities	—	(25,000)
Payments on finance lease liabilities	(253)	(219)
Repurchase of common stock	(60,000)	(98,349)
Proceeds from exercise of stock options	2,283	5,488
Cash flows used in financing activities	(57,970)	(118,080)
Increase in cash, cash equivalents, and restricted cash	110,484	1,654
Cash, cash equivalents, and restricted cash at beginning of the period	203,870	295,192
Cash, cash equivalents, and restricted cash at the end of the period	$314,354	$296,846

Non-GAAP Financial Measures
In addition to reporting financial results in accordance with accounting principles generally accepted in the United States (“GAAP”), the company presents Adjusted EBITDA, Adjusted EBIT, and Adjusted diluted earnings per share. These measures are not in accordance with, and are not intended as alternatives to, GAAP. The company's management believes that this presentation provides useful information to management, analysts and investors regarding certain additional financial and business trends relating to its results of operations and financial condition. In addition, management uses these measures for reviewing the financial results of the company, and certain of these measures may be used as components of incentive compensation.
The company defines EBITDA as net income before interest expense, provision for income tax, and depreciation, amortization and accretion. Adjusted EBITDA, Adjusted EBIT and Adjusted diluted earnings per share exclude the impact of certain specified special items. The Company reported these adjusted measures to provide additional information with respect to the impact of store closure costs and certain other items during the thirteen weeks ended April 2, 2023. There were no such material adjustments during the thirteen weeks ended March 31, 2024.
Non-GAAP measures are intended to provide additional information only and do not have any standard meanings prescribed by GAAP. Use of these terms may differ from similar measures reported by other companies. Because of their limitations, non-GAAP measures should not be considered as a measure of discretionary cash available to use to reinvest in the growth of the company’s business, or as a measure of cash that will be available to meet the company’s obligations. Each non-GAAP measure has its limitations as an analytical tool, and they should not be considered in isolation or as a substitute for analysis of the company’s results as reported under GAAP.
The following table shows a reconciliation of (i) Adjusted EBITDA and Adjusted EBIT to net income and (ii) Adjusted diluted earnings per share to diluted earnings per share, in each case, for the thirteen weeks ended March 31, 2024 and April 2, 2023:

SPROUTS FARMERS MARKET, INC. AND SUBSIDIARIES
NON-GAAP MEASURE RECONCILIATION
(UNAUDITED)
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	Thirteen weeks ended
	March 31, 2024	April 2, 2023
Net income	$114,100	$76,160
Income tax provision	33,348	23,142
Interest expense, net	818	2,220
Earnings before interest and taxes (EBIT)	148,266	101,522
Special items (1)	—	35,527
Adjusted EBIT	148,266	137,049

Depreciation, amortization and accretion, adjusted for special items	34,522	30,913
Adjusted EBITDA	$182,788	$167,962

Net income	$114,100	$76,160
Special items, net of tax (1)	—	26,521
Adjusted net income	$114,100	$102,681
Diluted earnings per share	$1.12	$0.73
Adjusted diluted earnings per share	$1.12	$0.98

Diluted weighted average shares outstanding	102,024	104,876
(1)For the thirteen weeks ended March 31, 2024, there were no special items. For the thirteen weeks ended April 2, 2023, special items included approximately $28 million in Store Closure and other costs, net primarily related to impairment charges and $4 million in Depreciation and amortization (exclusive of depreciation in cost of sales) for accelerated depreciation in connection with store closures and $3 million in Selling, general and administrative expenses related to our supply chain transition and acquisition related costs. After-tax impact included the tax benefit on the pre-tax charge.
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Source: Sprouts Farmers Market, Inc
Phoenix, AZ
5/1/24